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                                                                 Exhibit 10.09

                          FIRST AMENDMENT TO SUBLEASE

        AMENDMENT TO SUBLEASE, dated as of the 27th day of October 1995, between John Alden Life Insurance Co. (hereinafter referred to as "Sublessor") and Terrano Corporation dba Dynamic Healthcare Technologies, Inc. (hereinafter referred to as "Sublessee").

                                   WITNESSETH

        WHEREAS, John Alden Life Insurance Co., as Sublessor and Sublessee entered into a Sublease Agreement dated as of 31st day of January, 1995 (the "Sublease"), whereby Sublessee is presently in possession of premises containing approximately 14,612 rentable square feet of space (hereinafter referred to as the "Existing Premises") in the building located at 101 Southall Lane, Suite 200 Maitland, Florida 32751 (hereinafter referred to as the "Building"); and

        WHEREAS, Sublessee desires to lease additional space in the Building, and Sublessor is willing to lease said additional space to Sublessee; and

        WHEREAS, the parties hereto desire to amend the Sublease only in the respects and on the conditions hereinafter stated.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Sublease unless otherwise defined herein.

        2. Sublessor and Sublessee hereby confirm that the Commencement Date of the Term of the Sublease was April 1, 1995 and that the expiration date is March 31, 1999.

        3. Sublessee hereby subleases from Sublessor, through the remainder of the Sublease Term, additional space consisting of approximately 2,737 rentable square feet on the second floor of the Building (hereinafter referred to as the "Additional Space"), which Additional Space is contiguous to the Existing Premises, as shown on Exhibit B-1 attached hereto and made a part hereof. The term for said Additional Space shall commence on the date in accordance with the Certificate Of Occupancy obtained from the municipality, which shall not in any event be later than January 1, 1996 (hereinafter referred to as the "Effective Date") and for the period from and after the Effective Date, the description of the Premises in the Base Sublease Information and Section 1 of the Sublease shall be amended to reflect a total square footage of 17,349 rentable square feet.

        (a) Sublessor hereby provides the amount of $20,841.73 to Sublessee as Tenant Improvement Allowance for the remodelling of said 2,565 usable square feet/



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2,737 rentable square feet Sublease Premises, as well $1,500.00 towards the construction of a demising wall between Option 1 and option 2 spaces. The Tenant Improvement allowance shall be paid to Sublessee in three equal installments: the first after bilateral execution of this Sublease document together with the $1,500.00 towards the demising wall, the second on December 1, 1995, and the last on January 1, 1996.

        4. The Basic Sublease Information and Section 3 of the Sublease are hereby amended to reflect that from and after the Effective Date through the expiration of the initial Term, Sublessee shall pay to Sublessor, rent for the Additional Space as follows:


                           Base Rent                    Monthly Installments
Lease Year                 per annum                    of Base Rent
- ----------                 ---------                    ---------------------
1/1/96 - 3/31/96           $ 8,895.24 (3 month          $2,965.08
4/1/96 - 3/31/97            36,949.50                    3,079.12
4/1/97 - 3/31/98            38,318.00                    3,193.17
4/1/98 - 3/31/99            39,686.50                    3,307.21


As a result of the foregoing, the rent to be paid by Sublessee to Sublessor to the entire premises for the period from and after the Effective Date through the remainder of the initial term, shall be as follows:


                           Base Rent                    Monthly Installments
Lease Year                 per annum                    of Base Rent
- ----------                 ---------                    ---------------------
1/1/96 - 3/31/96           $ 56,384.25 (3 months)       $18,794.75
4/1/96 - 3/31/97            234,211.50                   19,517.62
4/1/97 - 3/31/98            242,886.00                   20,240.50
4/1/98 - 3/31/99            251,560.50                   20,963.38

Florida Sales Tax shall be added to the installments above and any amount set forth in the Lease as Additional rent. Additional rent shall include future increases in the amounts of taxes on the land, the building, other improvements on the land, and the cost of operation and maintenance of the property which exceed the 1995 base year over the term of the Lease in monthly installments as set forth in the Lease in advance on or before the first day of each month during the term of this Sublease, plus Florida Sales tax.

the aforesaid amounts of Monthly Rent shall be payable as set forth in the Sublease.

        5.      In order to induce Sublessor and Sublessee to enter into this
Amendment:

                (a) Each party hereby reaffirms the Sublease, as amended by this Amendment, to be in full force and effect;

                (b) Each party hereby waives and releases any right, if any, existing as of the date hereof, of setoff, deduction, counterclaim or defense of any kind or nature to payment of rent or other payments due under the Sublease and waives

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      any defaults existing as of the date hereof, which might have otherwise entitled the other party to terminate the Sublease; and

          (c) Each party covenants and agrees to hold the terms and provisions of this Amendment in confidence.

      6. In order to induce Sublessor and Sublessee to enter into this Amendment, each party represents and warrants:

          (a) Except for this Amendment, there are no oral or other written amendments, modifications, supplements, side agreements, letter agreements, options or other agreements pertaining to the Sublease;

          (b) Neither Sublessor nor Sublessee is in default under any of the terms of the Sublease;

          (c) Neither Sublessor or Sublessee has any past or present right of offset or defense against any payments due or to become due under this Amendment or the Sublease; and

          (d) The Sublease was and this Amendment is duly authorized and entered into and constitute the valid and binding obligations of Sublessor and Sublessee enforceable in accordance with their provisions.

      7. Each party acknowledges and agrees that they have entered into this Amendment and have executed it voluntarily, without duress or coercion and have done so with the advice of their legal counsel.

      8. Each party acknowledges and agrees that each has made no representation or warranty not set forth herein and that neither has relied in any way on any representation, warranty, or statement not set forth in this Amendment and that Tenant has not in any way relied on any representation, warranty, statement of fact or opinion, understanding, disclosure or nondisclosure of the other in entering into this Amendment and has not been induced by Landlord in any way except for the agreements expressly contained in this Amendment.

      9. The Sublease and this Amendment constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior agreements or understandings between or among the parties.

     10. This Amendment shall be binding upon and inure to the parties, their respective heirs, legal representatives, successors and assigns,

     11. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

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        12.     This Amendment may not be changed, amended or modified in any manner other than by an agreement in writing executed by the parties hereto.

        13. In the event of a conflict between the terms of this Amendment and the Sublease, the terms of this Amendment shall govern.

        14. This Amendment may be separately executed in any number of counterparts, each of which when so executed shall be deemed to constitute one and the same agreement.

        15. Except as modified by this Amendment, the Sublease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect.

        16. The submission of this Amendment for examination does not constitute a reservation of, or option for, the Additional Space, and this Amendment becomes effective only upon execution and delivery thereof by Sublessor and Sublessee.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Sublease as of the day and year first written above.


                                    John Alden Life Insurance Co.
                                    Sublessor


                                    By: /s/ Shelia M. Schulz
                                        -------------------------------------
                                            Shelia M. Schulz
                                            Vice President - Corporate Services


                                    Terrano Corporation
                                    dba Dynamic Healthcare Technologies, Inc.


                                    By: /s/ Mitchel J. Laskey
                                        -------------------------------------
                                            Mitchel J. Laskey
                                            President and COO

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